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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

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                                       FORM 8-K

                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the

                         Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported):February 26, 1997
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                             Odyssey Pictures Corporation
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                (Exact name of registrant as specified in its charter)
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       Nevada                          0-18954                  95-4269048
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(State or other jurisdiction          (Commission            (IRS Employer
    of incorporation)                 File Number)         Identification No.)


    1875 Century Park East, Los Angeles, California 90067
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                       (Address of principal executive offices)


Registrant's telephone number, including area code:   310-229-2430


                                         N/A
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            (Former name or former address, if changed since last report)


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    ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

    On February 26, 1997, Odyssey Pictures Corporation (the "Company") completed the sale of 500,000 shares of its Common Stock, and 500,000 Common Stock purchase warrants (the "Warrants"), to four (4) offshore European investors in consideration of an aggregate purchase price of $375,000, paid all cash at the closing. The Warrants are exercisable over a three year period at a purchase price of $1.06 per share. No underwriter was involved in the transaction and no discounts or commissions were paid in connection with the sale of the securities. The transaction was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Rules 901 and 903(c)(2) of Regulation S.


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                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       Odyssey Pictures Corporation




                                     By:/s/ Ira N. Smith
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                                            Ira N. Smith, Pres.


Date: April 17, 1997